Exhibit 5.1

Form of Dechert LLP Opinion

Dechert LLP
30 Rockefeller Plaza
New York, NY 10112

October [    ], 2004

B&G Foods Holdings Corp.
Four Gatehall Drive, Suite 110
Parsippany, NJ 07054

Re: Registration Statement on Form S-1 (Registration No. 333-112680)

Ladies and Gentlemen:

        We have acted as special counsel to B&G Foods Holdings Corp., a Delaware corporation (the "Company"), and the subsidiaries of the Company named in Schedule I hereto (the "Subsidiary Guarantors") in connection with the preparation and filing by the Company and the Subsidiary Guarantors of the above-referenced registration statement (the "Registration Statement") with the Securities and Exchange Commission, relating to: (i) (a) the proposed sale by the Company of an aggregate of 23,893,533 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Shares") (or 20,776,985 Shares if the EIS Underwriters (as defined below) do not exercise their over-allotment option (the "Over-Allotment Option"), (b) the proposed issuance by the Company of $170,838,760.95 aggregate principal amount (or $148,555,442.75 if the Over-Allotment Option is not exercised) of    % Senior Subordinated Notes due 2016 (the "Senior Subordinated Notes"), (c) the proposed issuance by the Subsidiary Guarantors of subsidiary guarantees (the "Senior Subordinated Subsidiary Guarantees") with respect to the Senior Subordinated Notes and (d) the proposed issuance by the Company of an aggregate of 23,893,533 Enhanced Income Securities (the "EISs") (or 20,776,985 EISs if the Over-Allotment Option is not exercised), each representing one Share and $7.15 aggregate principal amount of Senior Subordinated Notes, which will be sold to the underwriters (the "EIS Underwriters") named in the Registration Statement pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the "EIS Underwriting Agreement"); (ii) (a) the proposed issuance by the Company of $19,000,000 aggregate principal amount of the Senior Subordinated Notes (the "Separate Senior Subordinated Notes") and (b) the proposed issuance by the Subsidiary Guarantors of subsidiary guarantees (the "Separate Senior Subordinated Subsidiary Guarantees") with respect to the Separate Senior Subordinated Notes, which will be sold to the underwriters (the "Separate Senior Subordinated Note Underwriters") named in the Registration Statement pursuant to the Underwriting Agreement filed as Exhibit 1.2 to the Registration Statement (the "Separate Senior Subordinated Note Underwriting Agreement"); and (iii) (a) the proposed issuance by the Company of 200,000,000 aggregate principal amount of    % Senior Notes due 2011 (the "Senior Notes") and (b) the proposed issuance by the Subsidiary Guarantors of subsidiary guarantees (the "Senior Subsidiary Guarantees") with respect to the Senior Notes, which will be sold to the underwriters (the "Senior Note Underwriters") named in the Registration Statement pursuant to the Underwriting Agreement filed as Exhibit 1.3 to the Registration Statement (the "Senior Note Underwriting Agreement"). The Senior Subordinated Notes, the Senior Subordinated Subsidiary Guarantees, the Separate Senior Subordinated Notes and the Separate Senior Subordinated Subsidiary Guarantees will be issued under an indenture (the "EIS Indenture") among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee. The Senior Notes and the Senior Subsidiary Guarantees will be issued under an indenture (the "Senior Note Indenture") among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee.

        We have participated in the preparation of the Registration Statement and we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than the authority of persons executing documents, agreements and certificates on behalf of the Company or the Subsidiary Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers and representatives of the Company and the Subsidiary Guarantors.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.
When (i) the Registration Statement becomes effective and the EIS Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of the Company's Board of Directors approves the terms of the EISs, including the price at which the EISs are to be sold to the EIS Underwriters pursuant to the EIS Underwriting Agreement, and other matters relating to the issuance and sale of the EISs, (iii) the EIS Indenture and the EIS Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the Senior Subordinated Notes included in the EISs have been duly authenticated by the Trustee in accordance with the terms of the EIS Indenture, and the certificates representing the Shares included in the EISs and the EISs in the forms of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock and the EISs and registered by such transfer agent and registrar, and the EISs have been issued and delivered in accordance with the terms set forth in the prospectus for the EISs included in the Registration Statement, and (v) the EISs have been duly executed and delivered to and paid for by the EIS Underwriters as contemplated by the EIS Underwriting Agreement, the issuance and sale of the EISs will have been duly authorized and the EISs will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.
When (i) the Registration Statement becomes effective, (ii) the Pricing Committee of the Company's Board of Directors approves the price at which the Shares are to be sold to the EIS Underwriters set forth in the EIS Underwriting Agreement, and other matters relating to the issuance and sale of the Shares, (iii) the EIS Underwriting Agreement has been duly executed and delivered by the parties thereto and (iv) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the EIS Underwriters, at a price per share not less than the per share par value of the Class A Common Stock as contemplated by the EIS Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

3.
When (i) the Registration Statement becomes effective and the EIS Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of the Company's Board of Directors approves the terms of the Senior Subordinated Notes, including the price at which the Senior Subordinated Notes are to be sold to the EIS Underwriters pursuant to the EIS Underwriting Agreement, and other matters relating to the issuance and sale of the Senior Subordinated Notes, (iii) the EIS Indenture and the EIS Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the Senior Subordinated Notes have been duly authenticated by the Trustee in accordance with the terms of the EIS Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Senior Subordinated Notes included in the Registration Statement, and (v) the Senior Subordinated Notes have been duly executed and delivered to and paid for by the EIS Underwriters as contemplated by the EIS Underwriting Agreement, the issuance and sale of the Senior Subordinated Notes will have been duly authorized, and the Senior Subordinated Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
The Senior Subordinated Subsidiary Guarantees have been duly authorized by each respective Subsidiary Guarantor, and when (i) the Registration Statement becomes effective and the EIS Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of the Company's Board of Directors approves the terms of the Senior Subordinated Notes, including the price at which the Senior Subordinated Notes are to be sold to the EIS Underwriters pursuant to the EIS Underwriting Agreement, and other matters relating to the issuance and sale of the Senior Subordinated Notes, (iii) the EIS Indenture and the EIS Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the Senior Subordinated Notes have been duly authenticated by the Trustee in accordance with the terms of the EIS Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Senior Subordinated Notes included in the Registration Statement, (v) the Senior Subordinated Notes have been duly executed and delivered to and paid for by the EIS Underwriters as contemplated by the EIS Underwriting Agreement and (vi) the Senior Subordinated Subsidiary Guarantees have been duly executed by the Subsidiary Guarantors, the Senior Subordinated Subsidiary Guarantees will constitute legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

5.
When (i) the Registration Statement becomes effective and the EIS Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of the Company's Board of Directors approves the terms of the Separate Senior Subordinated Notes, including the price at which the Separate Senior Subordinated Notes are to be sold to the Separate Senior Subordinated Note Underwriters pursuant to the Separate Senior Subordinated Note Underwriting Agreement, and other matters relating to the issuance and sale of the Separate Senior Subordinated Notes, (iii) the EIS Indenture and the Separate Senior Subordinated Note Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the Separate Senior Subordinated Notes have been duly authenticated by the Trustee in accordance with the terms of the EIS Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Separate Senior Subordinated Notes included in the Registration Statement, and (v) the Separate Senior Subordinated Notes have been duly executed and delivered to and paid for by the Separate Senior Subordinated Note Underwriters as contemplated by the Separate Senior Subordinated Note Underwriting Agreement, the issuance and sale of the Separate Senior Subordinated Notes will have been duly authorized, and the Separate Senior Subordinated Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.
The Separate Senior Subordinated Subsidiary Guarantees have been duly authorized by each respective Subsidiary Guarantor, and when (i) the Registration Statement becomes effective and the EIS Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of the Company's Board of Directors approves the terms of the Separate Senior Subordinated Notes, including the price at which the Separate Senior Subordinated Notes are to be sold to the Separate Senior Subordinated Note Underwriters pursuant to the Separate Senior Subordinated Note Underwriting Agreement, and other matters relating to the issuance and sale of the Separate Senior Subordinated Notes, (iii) the EIS Indenture and the Separate Senior Subordinated Note Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the Separate Senior Subordinated Notes have been duly authenticated by the Trustee in accordance with the terms of the EIS Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Separate Senior Subordinated Notes included in the Registration Statement, (v) the Separate Senior Subordinated Notes have been duly executed and delivered to and paid for by the Separate Senior Subordinated Note Underwriters as contemplated by the Separate Senior Subordinated Note Underwriting Agreement and (vi) the Separate Senior Subordinated Subsidiary Guarantees have been duly executed by the Subsidiary Guarantors, the Separate Senior Subordinated Subsidiary Guarantees will constitute legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

7.
When (i) the Registration Statement becomes effective and the Senior Note Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of the Company's Board of Directors approves the terms of the Senior Notes, including the price at which the Senior Notes are to be sold to the Senior Note Underwriters pursuant to the Senior Note Underwriting Agreement, and other matters relating to the issuance and sale of the Senior Notes, (iii) the Senior Note Indenture and the Senior Note Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the Senior Notes have been duly authenticated by the Trustee in accordance with the terms of the Senior Note Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Senior Notes included in the Registration Statement, and (v) the Senior Notes have been duly executed and delivered to and paid for by the Senior Note Underwriters as contemplated by the Senior Note Underwriting Agreement, the issuance and sale of the Senior Notes will have been duly authorized, and the Senior Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.
The Senior Subsidiary Guarantees have been duly authorized by each respective Subsidiary Guarantor, and when (i) the Registration Statement becomes effective and the Senior Note Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of the Company's Board of Directors approves the terms of the Senior Notes, including the price at which the Senior Notes are to be sold to the Senior Note Underwriters pursuant to the Senior Note Underwriting Agreement, and other matters relating to the issuance and sale of the Senior Notes, (iii) the Senior Note Indenture and the Senior Note Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the Senior Notes have been duly authenticated by the Trustee in accordance with the terms of the Senior Note Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Senior Notes included in the Registration Statement, (v) the Senior Notes have been duly executed and delivered to and paid for by the Senior Note Underwriters as contemplated by the Senior Note Underwriting Agreement and (vi) the Senior Subsidiary Guarantees have been duly executed by the Subsidiary Guarantors, the Senior Subsidiary Guarantees will constitute legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

        Our opinions set forth above in paragraphs 1, 3, 4, 5, 6, 7 and 8 are subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws now or hereafter in effect, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith and fair dealing.

        The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the federal laws of the United States, the laws of the State of New York and the laws of the Commonwealth of Massachusetts and we express no opinion as to any other laws or the laws of any other jurisdiction.

        We note that the term "Subsidiary Guarantors" as defined in this opinion letter does not include the Company's subsidiary Maple Grove Farms of Vermont, Inc., a Vermont subsidiary with respect to which local counsel in Vermont has rendered a separate opinion.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectuses contained therein under the caption "Legal Matters." In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations promulgated by the Securities and Exchange Commission.

Very truly yours,

Schedule 1

Subsidiary Guarantors

BGH Holdings, Inc., a Delaware corporation

Bloch & Guggenheimer, Inc., a Delaware corporation

Heritage Acquisition Corp., a Delaware corporation

Ortega Holdings Inc., a Delaware corporation

Polaner, Inc., a Delaware corporation

Trappey's Fine Foods, Inc., a Delaware corporation

William Underwood Company, a Massachusetts business trust